Filed Pursuant to Rule 424(b)(7)
Registration No. 333-255452

PROSPECTUS SUPPLEMENT

(To Prospectus Dated April 23, 2021, as supplemented by Prospectus Supplement Dated December 10, 2021)

32,842,183 Shares

Common Stock

The selling stockholders named in this prospectus supplement are offering 32,842,183 shares of our common stock, par value $0.004 per share. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders in this offering.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “LAUR.” On November 16, 2022, the last reported sale price of our common stock on the Nasdaq Global Select Market was $10.78 per share.

Subject to the completion of the offering contemplated by this prospectus supplement, we intend to repurchase from the underwriters 7,971,303 of the aggregate 32,842,183 shares of our common stock that are the subject of the offering. The price per share to be paid by us will equal the price at which the underwriters will purchase the shares from the selling stockholders in the offering. We refer to this transaction as the “share repurchase.” The closing of the share repurchase is conditioned on, and expected to occur simultaneously with, the closing of the offering, subject to the satisfaction of other customary conditions. The offering is not conditioned upon the completion of the share repurchase.

	Per Share	Total
Public offering price(1)(2)	$9.7500	$242,491,080
Underwriting discounts and commissions(2)(3)	$0.3412	$8,485,944
Proceeds, before expenses, to the selling stockholders	$9.4088	$309,003,889	*

(1)	We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting.”
(2)	The public offering price for the 24,870,880 shares offered to the public was $9.7500 per share. The price for the 7,971,303 shares we intend to repurchase from the underwriters was $9.4088 per share.
(3)

The underwriting discount for the 24,870,880 shares offered to the public was $0.3412 per share. No underwriting discount or commissions will be paid to the underwriters with respect to the 7,971,303 shares we intend to repurchase.

*	Any discrepancy between the stated total amount and the actual calculation is due to rounding.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT, AS WELL AS THOSE CONTAINED IN THE ACCOMPANYING PROSPECTUS AND ANY DOCUMENTS THAT WE INCORPORATE BY REFERENCE HEREIN AND THEREIN.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares against payment in New York, New York on or about November 22, 2022.

Joint Book-Running Managers

Goldman Sachs & Co. LLC		BTIG
Loop Capital Markets	Morgan Stanley	BMO Capital Markets	Mizuho

Co-Managers

Academy Securities	AmeriVet Securities	Blaylock Van, LLC	Cabrera Capital Markets LLC
Ramirez & Co., Inc.	Roberts & Ryan	Telsey Advisory Group LLC	Tigress Financial Partners

The date of this prospectus supplement is November 17, 2022.

Prospectus Supplement

Base Prospectus Supplement

Page
Explanatory Note	S-1
Selling Stockholders	S-2

Prospectus

S-i

Trademarks, Service Marks and Trade Names

We own or have rights to use numerous trademarks, service marks and trade names in connection with the operation of our business. For example, LAUREATE, LAUREATE INTERNATIONAL UNIVERSITIES and the leaf symbol are registered trademarks of Laureate Education, Inc. in the United States and other countries. This prospectus supplement and any documents that we incorporate by reference herein also include other trademarks, service marks and trade names of Laureate and trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of other parties’ trademarks, service marks and trade names is not intended to, and does not imply a relationship with, or endorsement or sponsorship of us by, the trademark, service mark or trade name owners. Solely for convenience, the trademarks, service marks and trade names referred to or included in this prospective supplement may appear without the ® and ™ symbols, but the absence of such symbols is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, service marks and trade names.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This prospectus supplement provides to you specific information about our common stock that the selling stockholders are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, the selling stockholders and other information that you should know before investing. Because the accompanying prospectus provides general information about us, some of the information therein may not apply to this offering. This prospectus supplement describes the specific details regarding the offering and adds to, updates and changes information contained in the accompanying prospectus. To the extent that the information in this prospectus supplement is different from that in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled “Information Incorporated by Reference” and “Where You Can Find More Information” of this prospectus supplement, before investing in our common stock.

We are responsible for the information contained in this prospectus supplement, the accompanying prospectus, including the information incorporated by reference herein as described herein and therein, and any free writing prospectus prepared by or on behalf of us. None of the Company, the selling stockholders or the underwriters has authorized anyone to provide to you different information, and none of the Company, the selling stockholders or the underwriters takes responsibility for any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and none of the Company, the selling stockholders or the underwriters is making an offer to sell these securities in any jurisdiction in which the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate as of any date other than its date.

As used in this prospectus supplement and the accompanying prospectus, unless otherwise stated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “Laureate” and similar references refer collectively to Laureate Education, Inc. and its subsidiaries.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, before making an investment decision to purchase our common stock, especially the risks of investing in our common stock discussed under the caption “Risk Factors” in this prospectus supplement and the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC (all of which are incorporated by reference herein), as well as other risks described under the caption “Risk Factors” in the accompanying prospectus and any documents that we incorporate by reference herein and therein.

Laureate

We operate a portfolio of degree-granting higher education institutions in Mexico and Peru. Collectively, we have approximately 430,900 students enrolled at five institutions in these two countries. We believe that the higher education markets in Mexico and Peru present an attractive long-term opportunity, primarily because of the large and growing imbalance between the supply and demand for affordable, quality higher education in those markets. We believe that the combination of the projected growth in the middle class, limited government resources dedicated to higher education, and a clear value proposition demonstrated by the higher earnings potential afforded by higher education, creates substantial opportunities for high-quality private institutions to meet this growing and unmet demand. By offering high-quality, outcome-focused education, we believe that we enable students to prosper and thrive in the dynamic and evolving knowledge economy. We have two reportable segments. We group our institutions by geography in Mexico and Peru for reporting purposes.

Our programs are designed with a distinct emphasis on applied, professional-oriented content for growing career fields and are focused on academic disciplines that we believe offer strong employment opportunities and high earnings potential for our students. We continually and proactively adapt our curriculum to the needs of the market. In particular, we emphasize science, technology, engineering and math (STEM) and business disciplines, areas in which we believe that there is large and growing demand, especially in developing countries. Students pursuing degrees in Medicine & Health Sciences, Engineering & Information Technology and Business & Management, our three largest disciplines, constitute over 70% of our total post-secondary enrollments. We believe that the work of our graduates in these disciplines creates a positive impact on the communities we serve and strengthens our institutions’ reputations within their respective markets. Our focus on private-pay and our track record for delivering high-quality outcomes to our students, while stressing affordability and accessibility, has been a key reason for our long record of success.

Selling Stockholders

The selling stockholders are KKR 2006 Fund (Overseas), Limited Partnership and KKR Partners II (International), L.P, which are investment funds advised by Kohlberg Kravis Roberts & Co. L.P. and its affiliates. See “Selling Stockholders.”

Corporate Information

Laureate is listed on the Nasdaq Global Select Market and is traded under the ticker symbol “LAUR”.

Our principal executive offices are located at 78 SW 7th Street, Suite 900, Miami, Florida, 33130. Our telephone number is (786) 209-3368. Our website is accessible through www.laureate.net. Information contained on, or accessible through, our website is not, and you must not consider the information to be, a part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

Concurrent Share Repurchase

Subject to the completion of the offering contemplated by this prospectus supplement, we intend to repurchase from the underwriters 7,971,303 of the aggregate 32,842,183 shares of our common stock that are the subject of the offering. The price per share to be paid by us will equal the price at which the underwriters will purchase the shares from the selling stockholders in the offering. The closing of the share repurchase is conditioned on, and expected to occur simultaneously with, the closing of the offering, subject to the satisfaction of other customary conditions. The offering is not conditioned upon the completion of the share repurchase.

The repurchase was approved by our board of directors and its audit committee. We intend to purchase the shares with borrowings under our revolving credit facility.

The description of, and the other information in this prospectus supplement regarding, the share repurchase are included in this prospectus supplement for informational purposes only. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any of our common stock subject to the share repurchase.

THE OFFERING

Issuer	Laureate Education, Inc.

Common stock offered by the selling stockholders	32,842,183 shares.

Common stock outstanding immediately following this offering and the share repurchase	156,696,278 shares.

Use of proceeds	We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders. We will pay certain of the expenses of this offering in accordance with the terms of that certain Amended and Restated Registration Rights Agreement, dated as of February 6, 2017, by and among the Company and the other parties thereto (the “Wengen Registration Rights Agreement”).

Share repurchase	Subject to the completion of the offering, we intend to repurchase from the underwriters 7,971,303 of the aggregate 32,842,183 shares of our common stock that are the subject of the offering. The price per share to be paid by us will equal the price at which the underwriters will purchase the shares from the selling stockholders of the offering. The offering is not conditioned upon the completion of the share repurchase. See “— Concurrent Share Repurchase.”

Dividend Policy	We currently do not anticipate paying any regular cash dividends on our common stock in the foreseeable future; however as occurred in October and December 2021 and in October and November 2022, the Company may consider extraordinary dividend(s) as part of an overall strategy to return capital to shareholders. Any declaration and payment of future dividends to holders of shares of our common stock may be limited by restrictive covenants in our debt agreements, and will be at the sole discretion of our board of directors and will depend on many factors, including our financial condition, earnings, capital requirements, level of indebtedness, statutory and contractual restrictions applicable to the payment of dividends and other considerations that our board of directors deems relevant. See “Dividend Policy.”

Risk Factors	Investing in our common stock involves risk. In particular, see the risks discussed under the caption “Risk Factors” in this prospectus supplement and the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 (which is incorporated by reference herein), as well as other risks described under the caption “Risk Factors” in the accompanying prospectus, in any free writing prospectus prepared by or on behalf of us and any documents that we incorporate by reference herein and therein.

Nasdaq Global Select Market symbol	“LAUR”

Unless we indicate otherwise, all references in this prospectus supplement to the number and percentages of shares of our common stock outstanding following this offering and the share repurchase are based on 164,649,273 shares of our common stock outstanding as of September 30, 2022, and do not give effect to:

•	716,810 shares of our common stock issuable upon the exercise of total stock options outstanding as of September 30, 2022 at a weighted average exercise price of $7.98 per share;

•	approximately 5,016,874 shares of our common stock available for additional grants under the Laureate Education, Inc. 2013 Long-Term Incentive Plan as of September 30, 2022;

•	499,663 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2022; and

•	414,160 shares of our common stock issuable upon the vesting of performance share units outstanding as of September 30, 2022.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding to invest in shares of our common stock, you should consider carefully the risks set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC (all of which are incorporated by reference herein), as well as other risks described under the caption “Risk Factors” in the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. See “Information Incorporated by Reference” and “Where You Can Find More Information.” These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Each of these risk factors could materially and adversely affect our business, results of operations and financial condition and could result in you losing all or part of your investment in shares of our common stock. See also “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by or on behalf of us and any documents that we incorporate by reference herein and therein may contain “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans, ”estimates” or “anticipates” or similar expressions that concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, costs, expenditures, cash flows, growth rates and financial results, and all statements we make relating to our planned divestitures, the expected proceeds generated therefrom and the expected reduction in revenue resulting therefrom, are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results.

Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the information under the caption “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC (which is incorporated by reference herein), as well as other risks described under the caption “Risk Factors” in the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the factors discussed herein and therein. Some of the factors that we believe could affect our results include:

•

the risks associated with operating our portfolio of degree-granting higher education institutions in Mexico and Peru, including complex business, foreign currency, political, legal, regulatory, tax and economic risks;

•	our ability to maintain competitive tuition rates and increase student enrollment in our institutions;

•

the risks and uncertainties related to the long-term effect to the Company of the COVID-19 pandemic and any resurgence, including, but not limited to, its effect on student enrollment, tuition pricing, and collections in future periods;

•	our ability to effectively manage the growth of our business and increase our operating leverage;

•	the effect of existing international and U.S. laws and regulations governing our business or changes to those laws and regulations or in their application to our business;

•	changes in the political, economic and business climate in the markets in which we operate;

•	risks of downturns in general economic conditions and in the educational services and education technology industries that could, among other things, impair our goodwill and intangible assets;

•	possible increased competition from other educational service providers;

•	market acceptance of new service offerings by us or our competitors and our ability to predict and respond to changes in the markets for our educational services;

•	the effect on our business and results of operations from fluctuations in the value of foreign currencies;

•	our ability to attract and retain key personnel;

•	the fluctuations in revenues due to seasonality;

•	our ability to maintain proper and effective internal controls necessary to produce accurate financial statements on a timely basis;

•	our focus on a specific public benefit purpose and producing a positive effect for society may negatively influence our financial performance; and

•	the future trading prices of our common stock and the impact of any securities analysts’ reports on these prices.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by or on behalf of us and any documents that we incorporate by reference herein and therein may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. For any forward-looking statements contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by or on behalf of us and any documents that we incorporate by reference herein and therein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders. We will pay certain of the expenses of this offering in accordance with the terms of the Wengen Registration Rights Agreement.

MARKET PRICE OF OUR COMMON STOCK

Our common stock has traded on the Nasdaq Global Select Market under the symbol “LAUR” since February 1, 2017. Prior to that date, there was no public trading market for our common stock. On November 16, 2022, the last reported sale price of our common stock on the Nasdaq Global Select Market was $10.78.

There were 74 holders of record of our common stock as of November 16, 2022. The number of beneficial owners of our common stock is substantially greater than the number of record holders, because substantially all of our common stock is held in “street name” by banks and brokers.

DIVIDEND POLICY

We currently do not anticipate paying any regular cash dividends on our common stock in the foreseeable future; however as occurred in October and December 2021 and in October and November 2022, the Company may consider extraordinary dividend(s) as part of an overall strategy to return capital to shareholders. Notwithstanding any such actions, we expect to retain our future earnings, if any, for use in the operation and expansion of our business. The terms of our senior secured credit agreement governing our senior secured credit facilities limit our ability to pay cash dividends in certain circumstances. Furthermore, if we are in default under the senior secured credit agreement governing our senior secured credit facilities, our ability to pay cash dividends will be limited in the absence of a waiver of that default or an amendment to such agreement or such indenture. In addition, our ability to pay cash dividends on shares of our common stock may be limited by restrictions on our ability to obtain sufficient funds through dividends from our subsidiaries. Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as earnings levels, capital requirements, our overall financial condition and any other factors deemed relevant by our board of directors.

SELLING STOCKHOLDERS

The following table sets forth information with respect to the current beneficial ownership of the selling stockholders, the number of shares of our common stock being offered hereby by the selling stockholders and information with respect to shares to be beneficially owned by the selling stockholders after completion of this offering and the share repurchase.

The number of shares and percentages of beneficial ownership set forth below are based on beneficial ownership as of September 30, 2022 and are based on the number of shares of our common stock issued and outstanding as of September 30, 2022, and, when indicated, give effect to the repurchase of 7,971,303 shares of our common stock in the share repurchase, prior to the consummation of this offering and the share repurchase. The number of shares and percentages of beneficial ownership after this offering set forth below are based on the number of shares of our common stock issued and outstanding immediately after the consummation of this offering and the share repurchase, assuming the selling stockholders sell the number of shares set forth in the table below.

A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. To our knowledge, unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock.

	Shares Beneficially Owned Prior to this Offering and the Share Repurchase			Shares Beneficially Owned After this Offering and the Share Repurchase
Name of Beneficial Owner	Number	Percentage of Total Common Stock	Shares Being Sold in this Offering	Number	Percentage of Total Common Stock
KKR 2006 Fund (Overseas), Limited Partnership(1)	31,792,064	19.3%	31,792,064	—	—
KKR Partners II (International), L.P.(2)	1,050,119	*	1,050,119	—	—

*	Denotes less than 1%.
(1)

KKR Associates 2006 (Overseas), Limited Partnership is the general partner of KKR 2006 Fund (Overseas), Limited Partnership. KKR 2006 Limited is the general partner of KKR Associates 2006 (Overseas), Limited Partnership. KKR Group Partnership L.P. is the sole shareholder of KKR 2006 Limited. KKR Group Holdings Corp. is the general partner of KKR Group Partnership L.P. KKR Group Co. Inc. is the sole shareholder of KKR Group Holdings Corp. KKR & Co. Inc. is the sole shareholder of KKR Group Co. Inc. KKR Management LLP is the Series I preferred stockholder of KKR & Co. Inc. Messrs. Henry R. Kravis and George R. Roberts are the founding partners of KKR Management LLP. In such capacities, each of the entities and individuals referenced in this paragraph may also be deemed to be the beneficial owners having shared voting power and shared investment power with respect to the securities as described above.

(2)

KKR PI-II GP Limited is the general partner of KKR Partners II (International), L.P. Messrs. Henry R. Kravis and George R. Roberts may also be deemed to be the beneficial owners having shared voting power and shared investment power with respect to the securities as described above.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain United States federal income tax consequences of the ownership and disposition of our common stock. This summary deals only with common stock that is held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all of the United States federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, United States federal estate and gift taxes or the effects of any state, local or non-United States tax laws. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership and disposition of our common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Subject to the discussions of backup withholding and FATCA below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our common stock, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisor regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of our common stock by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in our common stock of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of our common stock by an ERISA Plan with respect to which we or the underwriters are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of our common stock. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, our common stock should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of our common stock, each purchaser and subsequent transferee of our common stock will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold our common stock constitutes assets of any Plan or (ii) the purchase and holding of our common stock by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

Additionally, if any purchaser or subsequent transferee of our common stock is using assets of any ERISA Plan to acquire or hold our common stock, such purchaser and subsequent transferee will be deemed to represent that (i) none of us, the underwriters, and any of our or their respective affiliates has acted as the ERISA Plan’s fiduciary, or has been relied upon for any advice, with respect to the purchaser or transferee’s decision to acquire, hold, sell, exchange, vote or provide any consent with respect to our common stock and none of us, the underwriters, and any of our or their respective affiliates shall at any time be relied upon as the ERISA Plan’s fiduciary with respect to any decision to acquire, continue to hold, sell, exchange, vote or provide any consent with respect to our common stock and (ii) the decision to invest in our common stock has been made at the recommendation or direction of an “independent fiduciary” (“Independent Fiduciary”) who (a) is independent of us and the underwriters; (b) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (c) is a fiduciary (under ERISA and/or Section 4975 of the Code) with respect to the purchaser or transferee’s investment in our common stock and is responsible for exercising independent judgment in evaluating the investment in our common stock; and (d) is aware of and acknowledges that (I) none of us, the underwriters and any of our or their respective affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in our common stock, and (II) we, the underwriters and our and their respective affiliates have a financial interest in the purchaser’s or transferee’s investment in our common stock on account of the fees and other remuneration we or they expect to receive in connection with transactions contemplated hereunder.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of our common stock.

Purchasers of our common stock have the exclusive responsibility for ensuring that their purchase and holding of our common stock complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

UNDERWRITING

The selling stockholders are offering the shares of our common stock described in this prospectus through a number of underwriters. Goldman Sachs & Co. LLC is acting as representative of the underwriters in this offering. We and the selling stockholders have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, the selling stockholders have agreed to sell to the underwriters, and each underwriter has severally, and not jointly, agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table, which includes 7,971,303 shares of our common stock that we intend to repurchase from the underwriters in the share repurchase:

Name	Number of Shares
Goldman Sachs & Co. LLC	12,571,988
BTIG, LLC	5,936,880
Loop Capital Markets LLC	4,574,588
Morgan Stanley & Co. LLC	3,049,725
BMO Capital Markets Corp.	1,524,533
Mizuho Securities USA LLC	1,524,533
Academy Securities, Inc.	457,492
AmeriVet Securities, Inc.	457,492
Blaylock Van, LLC	457,492
Cabrera Capital Markets LLC	457,492
Samuel A. Ramirez & Company, Inc.	457,492
Roberts & Ryan Investments Inc.	457,492
Telsey Advisory Group LLC	457,492
Tigress Financial Partners LLC	457,492

Total	32,842,183

The underwriters are committed to purchase all of the shares of our common stock offered by the selling stockholders if the underwriters purchase any of such shares. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Subject to the completion of the offering, at the selling stockholders’ request, the underwriters have reserved, and we intend to repurchase from the underwriters 7,971,303 of the aggregate 32,842,183 shares of our common stock that are subject to the offering. The price per share to be paid by us will equal the price at which the underwriters will purchase the shares from the selling stockholders in the offering. The closing of the share repurchase is conditioned on, and expected to occur simultaneously with, the closing of the offering, subject to the satisfaction of other customary conditions. The offering is not conditioned upon the completion of the share repurchase. See “Summary—Concurrent Share Repurchase.”

The underwriters propose initially to offer the shares that are not subject to the share repurchase to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.204750 per share. After the public offering, the prices, concessions or any other terms of the offering may be changed. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

The underwriting fee is equal to the public offering price per share of our common stock less the amount paid by the underwriters to the selling stockholders per share of our common stock. The underwriting fee is $0.3412 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the selling stockholders:

	Price to Public(1)	Underwriting Discount and Commissions(2)	Proceeds to the Selling Stockholders
Per share	$9.7500	$0.3412	$9.4088
Total	$242,491,080	$8,485,944	$309,003,889	*

(1)	The public offering price for the shares offered to the public was $9.75 per share. The price for the shares we intend to repurchase from the underwriters was $9.4088 per share.
(2)

The underwriting discount for the shares offered to the public was $0.3412 per share. No underwriting discount or commissions will be paid to the underwriters with respect to the shares we intend to repurchase.

*	Any discrepancy between the stated total amount and the actual calculation is due to rounding.

We estimate that the expenses of this offering payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $780,000. We have agreed to reimburse the underwriters for certain expenses in connection with this offering.

A prospectus in electronic format may be made available on the web sites maintained by the underwriters, or the selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares of our common stock to the underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to the underwriters and the selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of the representatives for a period of 60 days after the date of this prospectus supplement.

All of our existing directors and executive officers have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the representatives for a period of 60 days after the date of this prospectus supplement (the “restricted period”), subject to certain exceptions.

The restrictions in the immediately preceding paragraphs do not apply to certain transfers including, but not limited to, transfers of shares of our common stock or securities convertible into or exchangeable for shares of our common stock (i) acquired in open market transactions after completion of this offering, subject to certain conditions, (ii) to satisfy tax withholding requirements, subject to certain conditions, (iii) pursuant to our equity incentive plans described in our Annual Report on Form 10-K for the year ended December 31, 2021, (iv) pursuant to an establishment of a Rule 10b5-1 plan, subject to certain conditions, (v) in connection with sales of up to 153,000 shares of common stock by certain of our officers pursuant to existing Rule 10b5-1 plans, (vi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the common stock and approved by the board of directors of the Company, and the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of total voting power of the voting stock of the Company or the surviving entity, (vii) in connection with the pledge, hypothecation or other granting of a security interest in shares of our common stock or securities convertible into or exchangeable for shares of our common stock to one or more lending institutions as collateral or security for any loan, advance or extension of credit; provided that no transfer upon foreclosure upon such securities to such lending institution shall be made during the restricted period, and (viii) in certain other transactions.

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “LAUR.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of our common stock in the open market for the purpose of preventing or retarding a decline in the market price of shares of our common stock while this offering is in progress. These stabilizing transactions may include making short sales of shares of our common stock, which involves the sale by the underwriters of a greater number of shares of our common stock than it is required to purchase in this offering, and purchasing shares of our common stock on the open market to cover positions created by short sales. The underwriters must close out any naked short position by purchasing shares of our common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchase shares of our common stock in this offering. To the extent that the underwriters create a naked short position, it will purchase shares of our common stock in the open market to cover the position.

These activities may have the effect of raising or maintaining the market price of shares of our common stock or preventing or retarding a decline in the market price of shares of our common stock, and, as a result, the price of shares of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, it may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

In addition, in connection with this offering, the underwriters may engage in passive market making transactions in our common stock on the Nasdaq Global Select Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on the Nasdaq Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in our common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of shares of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the shares of our common stock offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares of our common stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares of our common stock offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Other Relationships

The underwriters and their affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

The underwriters and their affiliates have provided in the past to us and our affiliates, continue to provide to us and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and our affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

In addition, in the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Certain of the underwriters and/or their affiliates act as bookrunners and as lenders under certain of our credit facilities.

The underwriters are participating in this offering with a view to distribution of the shares of common stock, facilitating the sale of our common stock from the selling stockholders to third-party investors.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), an offer to the public of any shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a “qualified investor” as defined under the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall result in a requirement for the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and the Company that it is a qualified investor within the meaning of Article 2(e) of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 1(4) of the Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares acquired by it in this offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

An offer to the public of any shares may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any shares may be made at any time under the following exemptions under the UK Prospectus Regulation:

(a)	to any legal entity which is a “qualified investor” as defined in Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than “qualified investors” as defined in Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”),

provided that no such offer of shares shall result in a requirement for the Company or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and the Company that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and

Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may any shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Solely for the purposes of our obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018

(“CMP Regulations”)) that the shares are “prescribed capital markets products” (as defined in the CMP Regulations) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Switzerland

This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the shares. The shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading venue (exchange or multilateral trading facility) in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to, the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the shares constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of any shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of the share has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of any shares.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York. Certain legal matters in connection with the offering will be passed upon for the selling stockholders by Debevoise & Plimpton LLP, New York, New York.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us:

•

our Annual Report on Form 10-K for the year ended December 31, 2021 filed on February  24, 2022, including portions of our Definitive Proxy Statement on Schedule 14A filed on April 15, 2022, relating to our 2022 Annual Meeting of Stockholders held on May 25, 2022, to the extent incorporated by reference into such Annual Report on Form 10-K;

•	our Quarterly Reports on Form 10-Q filed with the SEC on May 5, 2022, August 4, 2022 and November 3, 2022;

•	our Current Reports on Form 8-K filed with the SEC on February 22, 2022, February 25, 2022, June 1, 2022, September 14, 2022, October 11, 2022, October 14, 2022 and October 24, 2022; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 31, 2017.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions on or after the date of this prospectus until the earlier of the date on which all of the shares of our common stock registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Laureate Education, Inc., 78 SW 7th Street, Suite 900, Miami, FL, (786) 209-3368, Attn: Corporate Secretary.

None of the Company, the selling stockholders or the underwriters has authorized anyone to provide to you information in addition to or different from that contained in this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus supplement or in the accompanying prospectus that we or the selling stockholders may authorize to be provided to you. You should assume that the information in this prospectus supplement and the accompanying prospectus supplement is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, or any sale of shares of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. All of our filings with the SEC are available free of charge to shareholders and other interested parties through the “Investor Relations” portion of our website at http://investors.laureate.net as soon as reasonably practical after they are filed with the SEC. Information contained on, or accessible through, our website is not, and you must not consider the information to be, a part of this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by or on behalf of us or any documents that we incorporate by reference herein or therein.

All of our filings with the SEC also are available to the public at the SEC’s website at http://www.sec.gov.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated April 23, 2021)

144,509,162 Shares

Common Stock

This prospectus supplement relates to the offer and resale of up to 144,509,162 shares of our common stock, par value $0.004 per share by the selling stockholders identified in this prospectus supplement. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders covered by this prospectus supplement.

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution”, which begins on page 15 of the accompanying prospectus.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “LAUR.” On December 9, 2021, the last reported sale price of our common stock on the Nasdaq Global Select Market was $10.51 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” IN THE ACCOMPANYING PROSPECTUS AND ANY DOCUMENTS THAT WE INCORPORATE BY REFERENCE HEREIN AND THEREIN.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

Unless otherwise defined herein, capitalized terms used in this prospectus supplement shall have the meanings given to them in the accompanying prospectus.

The date of this prospectus supplement is December 10, 2021

Prospectus Supplement

i

EXPLANATORY NOTE

On October 29, 2021, pursuant to our amended and restated certificate of incorporation, the outstanding shares of our Class B common stock, along with the outstanding shares of our Class A common stock, automatically converted into shares of our common stock, because as of that date, the number of outstanding shares of Class B common stock represented less than 15% of the aggregate combined number of outstanding shares of Class A common stock and Class B common stock. As a result, all references to Class A common stock in the prospectus, including in the “Plan of Distribution”, which begins on page 15 of the accompanying prospectus, shall be deemed to be references to common stock. This prospectus supplement amends the registration statement filed on Form S-3 (File No. 333-255452) with the Securities and Exchange Commission on April 23, 2021.

S-1

SELLING STOCKHOLDERS

The disclosure below replaces, and should be read to supersede, the disclosure under “Selling Stockholders” beginning on page 12 of the accompanying prospectus. The table below sets forth, to our knowledge, information with respect to the current beneficial ownership of the selling stockholders named below, the number of shares of our common stock that may be offered and sold by such selling stockholders pursuant to this prospectus supplement and information with respect to shares to be beneficially owned by such selling stockholders after the completion of any offering, assuming that each selling stockholder sells all of the shares covered by this prospectus supplement. The information is based on information provided by or on behalf of such selling stockholders prior to the date hereof. Information concerning such selling stockholders may change from time to time. Such selling stockholders may from time to time offer and sell pursuant to this prospectus supplement any or all of the shares of our common stock listed below that have been issued to it. Such selling stockholders are not obligated to sell their securities and we cannot state with certainty the amount of our securities that such selling stockholders will hold upon consummation of any such sales. In addition, since the date on which such selling stockholders provided this information to us, such selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their securities.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

	Shares of Common Stock Beneficially Owned Prior to this Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After the Completion of this Offering(1)
Selling Stockholder	Number of Shares	Percentage of Total Common Stock		Number of Shares	Percentage of Total Common Stock
BPEF 3 Laureate Partners, L.P.(2)	1,768,797	0.98%	1,768,797	0	—
Bregal Europe Co-Investment L.P.(3)	163,884	0.09%	163,884	0	—
BV-L, Limited(4)	825,916	0.46%	825,916	0	—
Caisse De Dépôt et Placement Du Québec(5)	2,296,624	1.27%	2,296,624	0	—
Citigroup Capital Partners II Employee Master Fund, L.P.	426,118	0.24%	426,118	0	—
CPE Co-Investment (Laureate) LLC	880,284	0.49%	880,284	0	—
CPV Holdings, LLC(6)	16,011,838	8.84%	16,011,838	0	—
Demeter Holdings Corporation(7)	1,191,542	0.66%	1,191,542	0	—
International Finance Corporation	2,781,805	1.54%	2,781,805	0	—
IFC African Latin American and Caribbean Fund LP	1,390,902	0.77%	1,390,902	0	—
ILM Investments Limited Partnership(8)(14)	6,815,058	3.76%	6,815,058	0	—
KKR 2006 Fund (Overseas), Limited Partnership(9)	31,792,064	17.55%	31,792,064	0	—
KKR Partners II (International), Limited Partnership(10)	1,050,119	0.58%	1,050,119	0	—
Laureate Co-Investors I, Limited Partnership(11)(14)	16,184,301	8.93%	16,184,301	0	—
Laureate Co-Investors II, Limited Partnership(14)	8,875,376	4.90%	8,875,376	0	—
Laureate Co-Investors III, Limited Partnership(14)	343,480	0.19%	343,480	0	—
Laureate Co-Investors IV, Limited Partnership(12)(14)	923,512	0.51%	923,512	0	—
Laureate Co-Investors V, Limited Partnership(13)(14)	1,162,682	0.64%	464,553	0	—
Makena Private Equity Master Fund B, L.P.(15)	1,190,701	0.66%	1,190,701	0	—
MMF MLP, Ltd.(16)	8,843,987	4.88%	8,843,987	0	—

S-2

	Shares of Common Stock Beneficially Owned Prior to this Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After the Completion of this Offering(1)
Selling Stockholder	Number of Shares	Percentage of Total Common Stock		Number of Shares	Percentage of Total Common Stock
Snow Phipps Group, L.P.(17)	4,486,334	2.48%	4,486,334	0	—
Snow Phipps Group (B), L.P.(17)	43,100	0.02%	43,100	0	—
Snow Phipps Group (Offshore), L.P.(17)	145,023	0.08%	145,023	0	—
Snow Phipps Group (RPV), L.P.(17)	233,620	0.13%	233,620	0	—
S.P.G. Co-Investment, L.P.(17)	21,554	0.01%	21,554	0	—
SP-L Affiliate, LLC(18)	1,761,750	0.97%	2,202,188	0	—
SSP Laureate Holdings LLC(19)	841,301	0.46%	841,301	0	—
SPT Capital International, Ltd.(20)	714,684	0.39%	714,684	0	—
SPT Capital Management, L.P.(21)	255,828	0.14%	255,828	0	—
2007 Co-Investment Portfolio, L.P.	969,123	0.53%	969,123	0	—
StepStone Capital Partners II Cayman Holdings L.P.	615,453	0.34%	615,453	0	—
StepStone Capital Partners II Onshore, L.P.	491,828	0.27%	491,828	0	—
Sterling Capital Partners II, L.P.(22)	729,366	0.40%	729,366	0	—
Sterling Capital Partners III, L.P.(23)	1,788,082	0.99%	1,788,082	0	—
Sterling Laureate Executives Fund, L.P.(24)	523,026	0.29%	523,026	0	—
Sterling Laureate Rollover, L.P.(25)	255,621	0.14%	255,621	0	—
Sterling Laureate, L.P.(26)	1,295,402	0.71%	1,295,402	0	—
Stockwell Fund L.P.(27)	144,811	0.08%	144,811	0	—
Torreal Sociedad de Capital Riesgo S.A(28)	1,223,707	0.68%	1,223,707	0	—
Vulcan Education Holdings LLC(29)	1,546,400	0.85%	1,546,400	0	—
Wengen Alberta, Limited Partnership	20,855,584	11.51%	20,855,584	0	—
All other selling stockholders who beneficially own, in the aggregate, less than 1% of our common stock	648,575	0.36%	648,575	0	—

(1)

The selling stockholders identified herein may offer and sell all or part of their shares of our common stock covered by this prospectus supplement, but no estimates can be made as to the amount of shares of our common stock that will be held by such selling stockholders after the completion of any offering. The number of shares and percentages of beneficial ownership after the offering are based upon the number of shares of our common stock issued and outstanding, and held by each listed selling stockholder, as of November 30, 2021, assuming that the selling stockholders identified herein sell all of their shares of our common stock pursuant to this prospectus supplement. The shares listed above for each listed selling stockholder do not include any shares for which restrictive legends have been removed prior to November 30, 2021. The percentage of total common stock beneficially owned prior to the offering is based on 181,191,817 shares of our common stock outstanding as of November 30, 2021.

(2)

Consists of (i) 1,605,911 shares of common stock attributable to the pro rata ownership of BPEF 3 Laureate Partners, L.P. (“BPEF”) in Laureate Co-Investors I, Limited Partnership and (ii) 162,886 shares of common stock held directly by BPEF.

(3)

Consists of (i) 132,878 shares of common stock attributable to the pro rata ownership of Bregal Europe Co-Investment L.P. (“Bregal”) in Laureate Co-Investors II, Limited Partnership, (ii) 5,170 shares of common stock attributable to the pro rata ownership of Bregal in Laureate Co-Investors III, Limited Partnership, (iii) 5,612 shares of common stock attributable to the pro rata ownership of Bregal in Laureate Co-Investors IV, Limited Partnership, (iv) 6,222 shares of common stock attributable to the pro rata ownership of Bregal in Laureate Co-Investors V, Limited Partnership and (v) 14,002 shares of common stock held directly by Bregal.

S-3

(4)

Consists of (i) 693,946 shares of common stock attributable to the pro rata ownership of BV-L, Limited (“BV-L”) in ILM Investments, Limited Partnership, (ii) 30,166 shares of common stock attributable to the pro rata ownership of BV-L in Laureate Co-Investors V, Limited Partnership and (iii) 101,804 shares of common stock held directly by BV-L.

(5)

Consists of (i) 2,005,964 shares of common stock attributable to the pro rata ownership of Caisse De Dépôt et Placement Du Québec (“Caisse”) in ILM Investments, Limited Partnership, (ii) 87,197 shares of common stock attributable to the pro rata ownership of Caisse in Laureate Co-Investors V, Limited Partnership and (iii) 203,463 shares of common stock held directly by Caisse.

(6)

Consists of (i) 1,090,379 shares of common stock attributable to the pro rata ownership of CPV Holdings, LLC (“CPV”) in Wengen Alberta, Limited Partnership (“Wengen”), (ii) 10,747,619 shares of common stock attributable to the pro rata ownership of CPV in Laureate Co-Investors I, Limited Partnership, (iii) 446,138 shares of common stock attributable to the pro rata ownership of CPV in Laureate Co-Investors IV, Limited Partnership, (iv) 512,646 shares of common stock attributable to the pro rata ownership of CPV in Laureate Co-Investors V, Limited Partnership and (v) 3,215,056 shares of common stock held directly by CPV, including 15,864 shares of common stock that were issued pursuant to the Company’s non-employee director compensation program. Does not include additional shares of common stock held by Wengen over which such persons or their affiliates may be deemed to share beneficial ownership. CPV Partners, LLC (“CPV Partners”) has investment management authority over CPV and Steven A. Cohen is the managing member of CPV and the senior managing member of CPV Partners. In such capacities, CPV Partners and Steven A. Cohen may also be deemed to be the beneficial owners having shared voting power and shared investment power with respect to the securities as described above.

(7)

Consists of (i) 1,003,694 shares of common stock attributable to the pro rata ownership of Demeter Holdings Corporation (“Demeter”) in Laureate Co-Investors I, Limited Partnership, (ii) 40,803 shares of common stock attributable to the pro rata ownership of Demeter in Laureate Co-Investors IV, Limited Partnership, (iii) 45,241 shares of common stock attributable to the pro rata ownership of Demeter in Laureate Co-Investors V, Limited Partnership and (iv) 101,804 shares of common stock held directly by Demeter.

(8)

Consists of (i) 2,699,910 shares of common stock attributable to the pro rata ownership interest of ILM Investments Limited Partnership in Wengen and (ii) 4,115,148 shares of common stock held directly by ILM Investments Limited Partnership.

(9)

KKR Associates 2006 (Overseas), Limited Partnership is the general partner of KKR 2006 Fund (Overseas), Limited Partnership. KKR 2006 Limited is the general partner of KKR Associates 2006 (Overseas), Limited Partnership. KKR Group Partnership L.P. is the sole shareholder of KKR 2006 Limited. KKR Group Holdings Corp. is the general partner of KKR Group Partnership L.P. KKR & Co. Inc. is the sole shareholder of KKR Group Holdings Corp. KKR Management LLP is the Series I preferred stockholder of KKR & Co. Inc. Messrs. Henry R. Kravis and George R. Roberts are the founding partners of KKR Management LLP. In such capacities, each of the entities and individuals referenced in this paragraph may also be deemed to be the beneficial owners having shared voting power and shared investment power with respect to the securities as described above.

(10)

KKR PI-II GP Limited is the general partner of KKR Partners II (International), L.P. Messrs. Henry R. Kravis and George R. Roberts may also be deemed to be the beneficial owners having shared voting power and shared investment power with respect to the securities as described above.

(11)

Consists of (i) 5,436,682 shares of common stock attributable to the pro rata ownership interest of Laureate Co-Investors I, Limited Partnership in Wengen and (ii) 10,747,619 shares of common stock held directly by Laureate Co-Investors I, Limited Partnership.

(12)

Consists of (i) 310,082 shares of common stock attributable to the pro rata ownership interest of Laureate Co-Investors IV, Limited Partnership in Wengen and (ii) 613,430 shares of common stock held directly by Laureate Co-Investors IV, Limited Partnership.

(13)

Consists of (i) 464,553 shares of common stock attributable to the pro rata ownership interest of Laureate Co-Investors V, Limited Partnership in Wengen and (ii) 698,129 shares of common stock held directly by Laureate Co-Investors V, Limited Partnership.

S-4

(14)

Common stock is beneficially owned by an investment vehicle that is managed by Sterling Partners-related entities on behalf of persons not affiliated with Sterling Partners, and passes through rights with respect to the voting and disposition of shares of common stock to the investors in such vehicle.

(15)

Consists of (i) 965,418 shares of common stock attributable to the pro rata ownership of Makena Private Equity Master Fund B, L.P. (“Makena”) in Laureate Co-Investors II, Limited Partnership, (ii) 37,566 shares of common stock attributable to the pro rata ownership of Makena in Laureate Co-Investors III, Limited Partnership, (iii) 40,774 shares of common stock attributable to the pro rata ownership of Makena in Laureate Co-Investors IV, Limited Partnership, (iv) 45,208 shares of common stock attributable to the pro rata ownership of Makena in Laureate Co-Investors V, Limited Partnership and (v) 101,735 shares of common stock held directly by Makena.

(16)

Consists of (i) 7,728,810 shares of common stock attributable to the pro rata ownership of MMF (MLP), Ltd. (“MMF”) in Laureate Co-Investors II, Limited Partnership, (ii) 300,744 shares of common stock attributable to the pro rata ownership of MMF in Laureate Co-Investors III, Limited Partnership and (iii) 814,433 shares of common stock held directly by MMF.

(17)

Consists of (i) 2,584,865, 24,832, 83,547, 134,604 and 13,986 shares of common stock attributable to the pro rata ownership of Snow Phipps Group, L.P., Snow Phipps Group (B), L.P., Snow Phipps Group (Offshore), L.P., Snow Phipps Group (RPV), L.P., and SPG Co-Investment, L.P. in Wengen, respectively and (ii) 1,901,470, 18,268, 61,476, 99,015 and 7,568 shares of common stock held directly by Snow Phipps Group, L.P., Snow Phipps Group (B), L.P., Snow Phipps Group (Offshore), L.P., Snow Phipps Group (RPV), L.P., and SPG Co-Investment, L.P., respectively. Includes 2,577, 25, 83 and 134 underlying shares of common stock owned by Snow Phipps Group, L.P., Snow Phipps Group (B), L.P., Snow Phipps Group (Offshore), L.P., and Snow Phipps Group (RPV), L.P., respectively, for an aggregate of 2,819 shares payable under the company’s deferred compensation plan upon Ian Snow’s retirement from the Company’s board of directors. SPG GP, LLC is the general partner of Snow Phipps Group, L.P., SPG Co-Investment, L.P., Snow Phipps Group (B), L.P., Snow Phipps Group (Offshore), L.P. and Snow Phipps Group (RPV), L.P. Ian Snow is the sole managing member of SGP GP, LLC. In such capacities, each of the entities and the individual referenced in this paragraph may also be deemed to be the beneficial owners having shared voting power and shared investment power with respect to the securities as described above.

(18)	Excludes 440,430 shares of common stock for which restrictive legends have been removed. Douglas L. Becker, Steven M. Taslitz and R. Christopher Hoehn-Saric are the managers of SP-L Affiliate.
(19)

Consists of (i) 655,057 shares of common stock attributable to the pro rata ownership of SSP Laureate Holdings LLC (“SSP”) in Laureate Co-Investors I, Limited Partnership, (ii) 34,705 shares of common stock attributable to the pro rata ownership of SSP in Laureate Co-Investors IV, Limited Partnership, (iii) 85,097 shares of common stock attributable to the pro rata ownership of SSP in Laureate Co-Investors V, Limited Partnership and (iv) 66,442 shares of common stock held directly by SSP.

(20)

Consists of (i) 609,048 shares of common stock attributable to the pro rata ownership of SPT Capital International, Ltd. (“SPT International”) in Laureate Co-Investors I, Limited Partnership, (ii) 22,850 shares of common stock attributable to the pro rata ownership of SPT International in Laureate Co-Investors IV, Limited Partnership, (iii) 20,976 shares of common stock attributable to the pro rata ownership of SPT International in Laureate Co-Investors V, Limited Partnership and (iv) 61,810 shares of common stock held directly by SPT International.

(21)

Consists of (i) 216,392 shares of common stock attributable to the pro rata ownership of SPT Capital Management, L.P. (“SPT Management”) in Laureate Co-Investors I, Limited Partnership, (ii) 8,404 shares of common stock attributable to the pro rata ownership of SPT Management in Laureate Co-Investors IV, Limited Partnership, (iii) 9,182 shares of common stock attributable to the pro rata ownership of SPT Management in Laureate Co-Investors V, Limited Partnership and (iv) 21,850 shares of common stock held directly by SPT Management.

(22)

Excludes 182,341 shares of common stock for which restrictive legends have been removed. SC Partners II, L.P. (“SC Partners II”) is the sole general partner of Sterling Capital Partners II, L.P (“SCP II LP”), and Sterling Capital Partners II, LLC (“SCP II LLC”) is the sole general partner of SC Partners II. Messrs. Becker, Taslitz and Hoehn-Saric are the managers of SCP II LLC, but, as memorialized in a memorandum

S-5

of understanding, Mr. Becker has irrevocably relinquished any voting or dispositive power he would otherwise have over these shares as a manager of SCP II LP.
(23)

Excludes 447,021 shares of common stock for which restrictive legends have been removed. SC Partners III, L.P. (“SC Partners III”) is the sole general partner of Sterling Capital Partners III, L.P (“SCP III LP”), and Sterling Capital Partners III, LLC (“SCP III LLC”) is the sole general partner of SC Partners III. Messrs. Becker, Taslitz and Hoehn-Saric are the managers of SCP III LLC, but, as memorialized in a memorandum of understanding, Mr. Becker has irrevocably relinquished any voting or dispositive power he would otherwise have over these shares as a manager of SCP III LP.

(24)

SP-L Management IV, LLC (“SP-L Management IV”) is the general partner of Sterling Laureate Executives Fund, L.P., and SP-L Parent, LLC (“SP-L Parent”) is the general partner of SP-L Management IV. Messrs. Becker, Taslitz and Hoehn-Saric are the managers of SP-L Parent, but, as memorialized in a memorandum of understanding, Mr. Becker has irrevocably relinquished any voting or dispositive power he would otherwise have over these shares as a manager of SP-L Parent.

(25)

SP-L Management V, LLC (“SP-L Management V”) is the general partner of Sterling Laureate Rollover, L.P., and SP-L Parent is the general partner of SP-L Management V. Messrs. Becker, Taslitz and Hoehn-Saric are the managers of SP-L Parent, but, as memorialized in a memorandum of understanding, Mr. Becker has irrevocably relinquished any voting or dispositive power he would otherwise have over these shares as a manager of SP-L Parent.

(26)

Consists of (i) 331,649 shares of common stock attributable to the pro rata ownership interest of Sterling Laureate, L.P. (“Sterling Laureate”) in Wengen and (ii) 963,753 shares of common stock held directly by Sterling Laureate. SP-L Management III, LLC (“SP-L Management III”) is the general partner of Sterling Laureate, and SP-L Parent is the general partner of SP-L Management III. Messrs. Becker, Taslitz and Hoehn-Saric are the managers of SP-L Parent, but, as memorialized in a memorandum of understanding, Mr. Becker has irrevocably relinquished any voting or dispositive power he would otherwise have over these shares as a manager of SP-L Parent.

(27)

Consists of (i) 100,299 shares of common stock attributable to the pro rata ownership of Stockwell Fund L.P. (“Stockwell”) in Laureate Co-Investors I, Limited Partnership, (ii) 22,059 shares of common stock attributable to the pro rata ownership of Stockwell in Laureate Co-Investors IV, Limited Partnership, (iii) 12,280 shares of common stock attributable to the pro rata ownership of Stockwell in Laureate Co-Investors V, Limited Partnership and (iv) 10,173 shares of common stock held directly by Stockwell.

(28)

Consists of (i) 409,253 shares of common stock attributable to the pro rata ownership of Torreal Sociedad de Capital Riesgo S.A. (“Torreal”) in Wengen, (ii) 4,034,851 shares of common stock attributable to the pro rata ownership of Torreal in ILM Investments, Limited Partnership, (iii) 164,029 shares of common stock attributable to the pro rata ownership of Torreal in Laureate Co-Investors IV, Limited Partnership, (iv) 181,864 shares of common stock attributable to the pro rata ownership of Torreal in Laureate Co-Investors V, Limited Partnership and (v) 1,223,707 shares of common stock held directly by Torreal. Pedro del Corro, an employee of Torreal S.A., is an affiliate of Torreal. Mr. del Corro disclaims beneficial ownership over such securities.

(29)

Consists of (i) 1,246,281 shares of common stock attributable to the pro rata ownership of Vulcan Education Holdings LLC (“Vulcan”) in Laureate Co-Investors I, Limited Partnership, (ii) 96,511 shares of common stock attributable to the pro rata ownership of Vulcan in Laureate Co-Investors V, Limited Partnership and (iii) 203,608 shares of common stock held directly by Vulcan.

S-6

Prospectus

Class A Common Stock

Under this prospectus, we may offer and sell shares of our Class A common stock from time to time, in such amounts, at such prices and on such terms as will be determined at the time that such shares are offered. In addition, the selling stockholder identified in this prospectus and any such additional selling stockholders as may be named in one or more prospectus supplements (together, the “selling stockholders”) may offer and sell shares of our Class A common stock from time to time, in such amounts, at such prices and on such terms as will be determined at the time that such shares are offered. We urge you to read carefully this prospectus, any accompanying prospectus supplement, any related free writing prospectus, and any documents that we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “LAUR”.

INVESTING IN OUR CLASS A COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS, AS WELL AS THOSE CONTAINED IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, ANY RELATED FREE WRITING PROSPECTUS AND ANY DOCUMENTS THAT WE INCORPORATE BY REFERENCE HEREIN AND THEREIN, INCLUDING ALL FUTURE FILINGS THAT WE MAKE WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO SECTIONS 13(A), 13(C), 14 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 23, 2021.

Trademarks and Tradenames

LAUREATE, LAUREATE INTERNATIONAL UNIVERSITIES and the leaf symbol are trademarks of Laureate Education, Inc. in the United States and other countries. This prospectus, any accompanying prospectus supplement, any related free writing prospectus and any documents that we incorporate by reference herein and therein also include other trademarks of Laureate and trademarks of other persons, which are properties of their respective owners.

Industry and Market Data

We obtained the industry, market and competitive position data used throughout this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any documents that we incorporate by reference herein and therein from our own internal estimates and research as well as from industry publications and research, surveys and studies conducted by third-party sources.

Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We have not independently verified industry, market and competitive position data from third-party sources. While we believe that our internal business estimates and research are reliable and the market definitions are appropriate, neither such estimates or research nor these definitions have been verified by any independent source.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration, we and/or any selling stockholder may offer shares of our Class A common stock, from time to time in one or more offerings. This prospectus provides to you a general description of the securities that we and/or the selling stockholders may offer. Each time that we and/or any selling stockholders offer and sell securities pursuant to the registration statement of which this prospectus forms a part, we may provide a prospectus supplement that contains additional information about the securities being offered and the terms of that offering. We may also add, update or change in any accompanying prospectus supplement or any related free writing prospectus we may authorize to be delivered to you any of the information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement, any related free writing prospectus, and any documents that we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

To the extent that there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement or any related free writing prospectus, you should rely on the information in such prospectus supplement or related free writing prospectus; provided, however, that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any accompanying prospectus supplement or any related free writing prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor any selling stockholder has authorized anyone to provide to you information in addition to or different from that contained in this prospectus, any accompanying prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we or a selling stockholder may authorize to be provided to you. You should assume that the information in this prospectus, any accompanying prospectus supplement or any related free writing prospectus is accurate only as of the date set forth on the front cover of such document and that any information incorporated by reference is accurate only as of the date set forth on the cover of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any related free writing prospectus, or any sale of shares of our Class A common stock.

No action is being taken in any jurisdiction outside the United States to permit a public offering of shares of our Class A common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to the offering and the distribution of this prospectus applicable to those jurisdictions.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

As used in this prospectus, unless otherwise stated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “Laureate” and similar references refer collectively to Laureate Education, Inc. and its subsidiaries.

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ABOUT LAUREATE EDUCATION, INC.

We operate a portfolio of degree-granting higher education institutions in Mexico and Peru. These institutions, which we collectively refer to as the Laureate International Universities network, are leading brands in their respective markets and offer a broad range of undergraduate and graduate degrees through campus-based, online and hybrid programs. Our institutions in Mexico and Peru operate within scaled country networks, which provide advantages in terms of shared infrastructure, technology, curricula and operational best practices. More than 75% of our students are enrolled in programs of four or more years in duration. As of December 31, 2020, the vast majority of our students were enrolled at traditional, campus-based institutions offering multi-year degrees, similar to leading private and public higher education institutions in developed markets such as the United States and Europe. Due to the COVID-19 pandemic, all of our students were effectively transitioned to an online learning environment in early 2020 and remained online throughout the remainder of the year. Our institutions are focused on planning for a safe return to campus, when appropriate to do so.

Our programs are designed with a distinct emphasis on applied, professional-oriented content for growing career fields and are focused on academic disciplines that we believe offer strong employment opportunities and high earnings potential for our students. We continually and proactively adapt our curriculum to the needs of the market. In particular, we emphasize science, technology, engineering and math (STEM) and business disciplines, areas in which we believe that there is large and growing demand, especially in developing countries. Students pursuing degrees in Medicine & Health Sciences, Engineering & Information Technology and Business & Management, our three largest disciplines, constitute over 70% of our total post-secondary enrollments. We believe that the work of our graduates in these disciplines creates a positive impact on the communities we serve and strengthens our institutions’ reputations within their respective markets. Our focus on private-pay and our track record for delivering high-quality outcomes to our students, while stressing affordability and accessibility, has been a key reason for our long record of success.

Laureate is listed on the Nasdaq Global Select Market and is traded under the ticker symbol “LAUR”.

Our principal executive offices are located at 650 S. Exeter Street, Baltimore, Maryland 21202. Our telephone number is (410) 843-6100. Our website is accessible through www.laureate.net. Information contained on, or accessible through, our website is not, and you must not consider the information to be, a part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated by reference herein or therein.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before deciding to invest in shares of our Class A common stock, you should consider carefully the risks set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 25, 2021 (which document is incorporated by reference herein), as well as other risk factors described under the caption “Risk Factors” in any accompanying prospectus supplement, any related free writing prospectus and any documents that we incorporate by reference herein and therein, including all future filings that we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). See “Information Incorporated by Reference” and “Where You Can Find More Information.” These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Each of these risk factors could materially and adversely affect our business, results of operations and financial condition and could result in you losing all or part of your investment in shares of our Class A common stock. See also “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, any related free writing prospectus and any documents that we incorporate by reference herein and therein may contain “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or similar expressions that concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, costs, expenditures, cash flows, growth rates and financial results and all statements we make relating to (i) our exploration of strategic alternatives and potential future plans, strategies or transactions that may be identified, explored or implemented as a result of such review process, (ii) our planned divestitures, the expected proceeds generated therefrom, the expected reduction in revenue resulting therefrom and any resulting litigation or dispute therewith, and (iii) the potential impact of the COVID-19 pandemic on our business or the global economy as a whole, are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, including, with respect to our exploration of strategic alternatives, risks and uncertainties as to the terms, timing, structure, benefits and costs of any divestiture or separation transaction and whether one will be consummated at all, and the impact of any divestiture or separation transaction on our remaining businesses. Accordingly, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results.

Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, those discussed above under the caption “Risk Factors” and the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein, as well as other risk factors described under the caption “Risk Factors” in any accompanying prospectus supplement, any related free writing prospectus and any documents that we incorporate by reference herein and therein. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the factors discussed herein and therein. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. For any forward-looking statements contained in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any documents that we incorporate by reference herein and therein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

We intend to use the net proceeds that we receive from the sale of shares of our Class A common stock by us as set forth in each accompanying prospectus supplement and in any free writing prospectus in connection with a specific offering. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our Class A common stock by any selling stockholder, including any of the selling stockholders identified herein.

DESCRIPTION OF CAPITAL STOCK

The following discussion is a summary of the terms of our capital stock, our amended and restated certificate of incorporation, our amended and restated bylaws and certain applicable provisions of Delaware law, as currently in effect. This summary does not purport to be complete and is qualified in its entirety by reference to the actual terms and provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our amended and restated certificate of incorporation and amended and restated bylaws, see “Where You Can Find More Information.”

Our amended and restated certificate of incorporation provides for three classes of common stock: Class A common stock, Class B common stock and common stock. No shares of our common stock will be issued or outstanding until the date on which the number of outstanding shares of our Class B common stock represents less than 15% of the aggregate number of shares of our then outstanding Class A common stock and Class B common stock, at which time all outstanding shares of our Class A common stock and Class B common stock will automatically convert into shares of our common stock.

Our authorized capital stock consists of 1,625,000,000 shares, of which 700,000,000 shares are designated as Class A common stock, 175,000,000 shares are designated as Class B common stock, 700,000,000 shares are undesignated common stock, all with a par value of $0.004 per share, and 50,000,000 shares are designated as preferred stock, with a par value of $0.001 per share.

Class A and Class B Common Stock

Voting Rights

Holders of shares of our Class A and Class B common stock have identical rights, except that holders of shares of our Class A common stock are entitled to one vote per share and holders of shares of our Class B common stock are entitled to ten votes per share. Holders of shares of our Class A common stock and Class B common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, except that there will be separate votes of holders of shares of our Class A common stock and Class B common stock in the following circumstances:

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if we propose to amend our amended and restated certificate of incorporation to alter or change the powers, preferences or special rights of the shares of our Class A or Class B common stock so as to affect them adversely or to increase or decrease the par value of the shares of a class of our stock;

•	if we propose to treat the shares of our Class A or Class B common stock differently with respect to any dividend or distribution of cash, property or shares of our stock paid or distributed by us;

•	if we propose to treat the shares of our Class A or Class B common stock differently with respect to any subdivision or combination of the shares of our Class A or Class B common stock; or

•

if we propose to treat the shares of our Class A or Class B common stock differently in connection with a change in control, liquidation, dissolution, distribution of assets or winding down of the Company with respect to any consideration into which the shares are converted or any consideration paid or otherwise distributed to our stockholders.

Under our amended and restated certificate of incorporation, we may not increase or decrease the authorized number of shares of our Class A common stock or Class B common stock without the affirmative vote of the holders of a majority of the outstanding shares of our Class A common stock and Class B common stock, each voting separately as a class. In addition, under our amended and restated certificate of incorporation, we may not issue any shares of our Class B common stock, other than (i) upon exercise of options, warrants, or similar rights to acquire common stock outstanding, (ii) in connection with deferred compensation and executive profit interest arrangements in existence immediately prior to the completion of the offering and (iii) in connection with stock dividends, stock splits and similar transactions.

We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation.

Economic Rights

Except as otherwise expressly provided in our amended and restated certificate of incorporation or as required by applicable provisions of Delaware law, shares of our Class A common stock and Class B common stock will have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters, including, without limitation, those described below.

Dividends. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of shares of our Class A common stock and Class B common stock will be entitled to share equally, identically and ratably, on a per share basis, with respect to any dividends that our board of directors may determine to issue from time to time, unless different treatment of the shares of such class is approved by the affirmative vote of the holders of the majority of the outstanding shares of our Class A common stock and Class B common stock, each voting separately as a class. In the event that a dividend is paid in the form of shares of our common stock or rights to acquire shares of our common stock, the holders of shares of our Class A common stock shall receive shares of our Class A common stock, or rights to acquire shares of our Class A common stock, as the case may be, and the holders of shares of our Class B common stock shall receive shares of our Class B common stock, or rights to acquire shares of our Class B common stock, as the case may be.

Liquidation Rights. Upon our liquidation, dissolution or winding-up, the holders of shares of our Class A common stock and Class B common stock will be entitled to share equally, identically and ratably in all assets remaining after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock, unless different treatment of the shares of such class is approved by the affirmative vote of the holders of the majority of the outstanding shares of our Class A common stock and Class B common stock, each voting separately as a class.

Change of Control Transactions. Upon (i) the closing of the sale, exchange, transfer or other disposition of all or substantially all of our assets, (ii) the consummation of a merger, consolidation, business combination or other similar transaction which results in our voting securities outstanding immediately prior to the transaction (or the voting securities issued with respect to our voting securities outstanding immediately prior to the transaction) representing less than a majority of the combined voting power and outstanding capital stock of the voting securities of the Company or the surviving or acquiring entity, or (iii) the recapitalization, liquidation, dissolution or other similar transaction which results in the voting securities outstanding immediately prior to the transaction representing less than a majority of the of the combined voting power and outstanding capital stock of the Company or the surviving entity or parent entity, the holders of shares of our Class A common stock and Class B common stock will be treated equally and identically with respect to shares of our Class A common stock or Class B common stock owned by them, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of our Class A common stock and Class B common stock, each voting separately as a class.

Subdivisions and Combinations. If we subdivide or combine in any manner outstanding shares of our Class A common stock or Class B common stock, the outstanding shares of the other class will be subdivided or combined in the same proportion and manner, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of our Class A common stock and Class B common stock, each voting separately as a class.

Conversion

Each share of our Class B common stock is convertible at any time at the option of the holder into one share of our Class A common stock. In addition, each share of our Class B common stock will convert automatically into one share of our Class A common stock upon any transfer, whether or not for value, except for certain transfers described in our amended and restated certificate of incorporation, including transfers for tax and estate planning purposes, including to trusts, corporations and partnerships controlled by a holder of shares of our Class B common stock.

Upon the death or permanent incapacity of a holder of shares of our Class B common stock who is a natural person, the shares of our Class B common stock held by that person or his or her permitted estate planning entities will convert automatically into shares of our Class A common stock.

Once converted into shares of our Class A common stock, the shares of our Class B common stock will not be reissued.

Shares of our Class A common stock and Class B common stock will each convert automatically into a single class of our common stock on the date on which the number of outstanding shares of our Class B common stock represents less than 15% of the aggregate combined number of outstanding shares of our Class A common stock and Class B common stock. Following the conversion, no additional shares of our Class A common stock or Class B common stock will be issued, and each share of our common stock will have one vote per share and the rights of the holders of all outstanding common stock will be identical. This provision of our amended and restated certificate of incorporation may be amended only by the affirmative vote of the holders of a majority of the outstanding shares of our Class A common stock and Class B common stock, each voting separately as a class.

Preferred Stock

Our board of directors is authorized, without further stockholder action, to classify or reclassify any unissued portion of our authorized shares of our common stock to provide for the issuance of shares of other classes or series, including preferred stock in one or more series. We may issue shares of our preferred stock from time to time in one or more classes or series, with the exact terms of each class or series established by our board of directors. The powers and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions of the shares of such series will be fixed by the certificate of designations relating to each series. Certificates of designations relating to each series will specify the terms of the preferred stock, including, but not limited to:

•	the distinctive designation and the maximum number of shares in the series;

•	the terms on which dividends, if any, will be paid;

•	the voting rights, if any, on the shares of the series;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any; and

•	any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.

The issuance of preferred stock may delay, deter or prevent a change in control.

Public Benefit Corporation Status

In October 2015, we redomiciled in Delaware as a public benefit corporation as a demonstration of our long-term commitment to our mission to benefit our students and society. Public benefit corporations are a relatively new class of corporations that are intended to produce a public benefit and to operate in a responsible and sustainable manner. Under Delaware law, public benefit corporations are required to identify in their certificate of incorporation the public benefit or benefits they will promote and their directors have a duty to manage the affairs of the corporation in a manner that balances the pecuniary interests of the stockholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefit or public benefits identified in the public benefit corporation’s certificate of incorporation. Public benefit corporations organized in Delaware are also required to publicly disclose at least biennially a report that assesses their benefit performance. In connection with this report, our board of directors is required to set objectives and standards to assess our benefit performance and to assess our performance based on those standards. While a Delaware public benefit corporation may provide in its certificate of incorporation that it will measure the corporation’s benefit performance against an objective third-party standard, our amended and restated certificate of incorporation does not contain that requirement and we expect that our board of directors will measure our benefit performance against the objectives and standards it sets.

We do not believe that an investment in the stock of a public benefit corporation differs materially from an investment in a corporation that is not designated as a public benefit corporation. We believe that our ongoing efforts to achieve our public benefit goals will not materially affect the financial interests of our stockholders. Holders of shares of our Class A common stock will have voting, dividend and other economic rights that are the same as the rights of stockholders of a corporation that is not designated as a public benefit corporation.

Our public benefit, as provided in our amended and restated certificate of incorporation, is: to produce a positive effect (or a reduction of negative effects) for society and persons by offering diverse education programs delivered online and on premises operated in the communities that we serve. By doing so, we believe that we provide greater access to cost-effective, high-quality higher education that enables more students to achieve their academic and career aspirations. Most of our operations are outside the United States, where there is a large and growing imbalance between the supply and demand for quality higher education. Our stated public benefit is firmly rooted in our company mission and our belief that when our students succeed, countries prosper and societies benefit. Becoming a public benefit corporation underscores our commitment to our purpose and our stakeholders, including students, regulators, employers, local communities and stockholders.

Exclusive Venue

Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”) or our amended and restated certificate of incorporation or our amended and restated bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine will have to be brought only in the Court of Chancery in the State of Delaware unless we otherwise consent in writing to an alternative form. Although we believe that this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. The choice of forum provision in our amended and restated certificate of incorporation will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the federal securities laws, including the Exchange Act or the Securities Act or the respective rules and regulations promulgated thereunder.

Anti-takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

Our amended and restated certificate of incorporation and amended and restated bylaws also contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Shares. The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by Nasdaq listing standards. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of our common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals. Except as provided in that certain Amended and Restated Securityholders Agreement, dated as of February 6, 2017, by and among the Company, Wengen Alberta, Limited Partnership, an Alberta limited partnership (“Wengen”), Wengen Investments Limited, the general partner of Wengen, and the other parties thereto (the “Wengen Securityholders Agreement”), our amended and restated certificate of incorporation and amended and restated bylaws provide that stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. Our amended and restated certificate of incorporation provides that, subject to applicable provisions of Delaware law, special meetings of the stockholders may be called only by a resolution adopted by the affirmative vote of the majority of the directors then in office; provided, however, that at any time Wengen or any of the parties (other than employees of the Company) to the Wengen Securityholders Agreement, or each of their respective affiliates, beneficially owns, in the aggregate, at least 40% of the total number of outstanding shares of our Class A common stock and Class B common stock, special meetings of our stockholders shall also be called at the request of such entity pursuant to a resolution adopted by a majority of our board of directors or by the chairman of our board of directors. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice and duration of ownership requirements set forth in our amended and restated bylaws and provide to us certain information. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

Business Combinations. We have opted out of Section 203 of the DGCL; however, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our Company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our amended and restated certificate of incorporation provides that none of Wengen or the parties to the Wengen Securityholders Agreement or their affiliates or any of their respective direct or indirect transferees and any group as to which such persons are a party constitute “interested stockholders” for purposes of this provision.

No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not expressly provide for cumulative voting.

Stockholder Action by Written Consent. Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation provides that stockholder action by written consent will be permitted only if both the action to be effected by such written consent and the taking of such action by such written consent have been previously approved by our board of directors. Following the conversion of all of the outstanding shares of our Class B common stock into shares of our Class A common stock, our amended and restated certificate of incorporation provides that our stockholders may not act by written consent, which may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our amended and restated certificate of incorporation or amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws.

Amendment of Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws. The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our amended and restated bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least 66 2/3% of the votes which all our stockholders would be entitled to cast in any annual election of directors. In addition, (1) the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision of our amended and restated certificate of incorporation, and (ii) the affirmative vote of a majority of the outstanding shares of our Class A common stock and the affirmative vote of a majority of the outstanding shares of our Class B common stock, each voting separately as a class, shall be required to amend or repeal, or adopt any provision of our amended and restated certificate of incorporation inconsistent with Article V (Capital Stock), Article VI (Definitions), or clause (ii) of Article XI (Amendments) of our amended and restated certificate of incorporation.

The foregoing provisions of our amended and restated certificate of incorporation and amended and restated bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions could, however, have the effect of discouraging others from making tender offers for shares of our Class A common stock and, as a consequence, they also may inhibit fluctuations in the market price of shares of our Class A common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior.

Our amended and restated bylaws provide that we must generally indemnify, and advance expenses to, our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of Laureate. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery in the State of Delaware.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law and such suit is brought in the Court of Chancery in the State of Delaware.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

Stock Exchange Listing

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “LAUR”.

SELLING STOCKHOLDERS

Wengen, as a selling stockholder, currently owns shares of Class B common stock, which it has the option to convert into shares of our Class A common stock (or which shares of Class B common stock will automatically convert into shares of Class A common stock upon sale, subject to certain exceptions), and is a party to a registration rights agreement with us, in which we have agreed to register its securities for resale.

The table below sets forth, to our knowledge, information with respect to the current beneficial ownership of Wengen, the number of shares of our Class A common stock that may be offered and sold by such selling stockholder pursuant to this prospectus and information with respect to shares to be beneficially owned by such selling stockholder after the completion of the offering. The information is based on information provided by or on behalf of such selling stockholder prior to the date hereof. Information concerning such selling stockholder may change from time to time. Such selling stockholder may from time to time offer and sell pursuant to this prospectus any or all of the shares of our Class A common stock listed below that have been issued to it. Such selling stockholder is not obligated to sell its securities and we cannot state with certainty the amount of our securities that such selling stockholder will hold upon consummation of any such sales. In addition, since the date on which such selling stockholder provided this information to us, such selling stockholder may have sold, transferred or otherwise disposed of all or a portion of its securities.

A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. To our knowledge, unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the person named in the table has sole voting and investment power with respect to its beneficially owned shares of our Class A common stock.

	Shares of Class A common stock Beneficially Owned Prior to the Offering(1)		Maximum Number of Shares of Class A common stock to be Sold Pursuant to this Prospectus	Shares of Class A common stock Beneficially Owned After the Completion of the Offering(4)
Selling Stockholder	Number of Shares	Percentage of Total Class A common stock(2)(3)		Number of Shares(1)	Percentage of Total Class A common stock(3)
Wengen Alberta, Limited Partnership(5)	68,917,693	35.4%	68,917,693	—	—

(1)

Beneficial ownership of shares of Class A common stock and shares of Class A common stock which may be sold pursuant to this prospectus reported in the table above includes shares of our Class A common stock and shares of our Class B common stock (which are convertible into shares of our Class A common stock). The Class B common stock is convertible into shares of Class A common stock on a share-for-share basis upon the election of the holder or upon transfer, subject to the terms of our amended and restated certificate of incorporation. The Class A common stock and Class B common stock will automatically convert into a single class of common stock on the date on which the number of outstanding shares of Class B common stock represents less than 15% of the aggregate combined number of outstanding shares of Class A common stock and Class B common stock.

(2)

The percentage of total Class A common stock beneficially owned prior to the offering is based upon a full conversion of shares of Class B common stock currently held by Wengen and the resulting conversion of all remaining shares of Class B common stock into Class A common stock, and is based on 121,017,654 shares of our Class A common stock and 73,543,406 shares of our Class B common stock outstanding as of April 20, 2021.

(3)

Holders of shares of our Class A common stock are entitled to one vote per share, and holders of shares of our Class B common stock are entitled to ten votes per share. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, except as otherwise provided in our amended and restated certificate of incorporation. The percentage of shares of total Class A common stock beneficially owned prior to the offering as shown in the table above is not indicative of the percentage of voting power of such shares of common stock.
(4)

The selling stockholder identified herein may offer and sell all or part of its shares of our Class A common stock covered by this prospectus, but no estimates can be made as to the amount of shares of our Class A common stock that will be held by such selling stockholder after the completion of the offering. The number of shares and percentages of beneficial ownership after the offering are based upon the number of shares of our Class A common stock issued and outstanding immediately after the consummation of the offering, assuming that the selling stockholder identified herein sells all shares of Class A common stock that it beneficially owns pursuant to this prospectus.

(5)

Represents shares of Class B common stock that are directly held by Wengen, our controlling stockholder, or, in the case of the shares to be sold in any offering, shares of Class A common stock issuable upon the conversion of an equal number of such shares of Class B common stock. The limited partnership interests in Wengen are held by certain investors including investment funds and other investors affiliated with or managed by, among others, Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, “KKR”), CPV Partners, LLC (“CPV”), Sterling Fund Management, LLC (together with its affiliates and investment funds managed by it, “Sterling Partners”), and Snow Phipps Group, LLC (together with its affiliates, “Snow Phipps” and, collectively, the “Wengen Investors”). The general partner of Wengen is Wengen Investments Limited, which is governed by a board of directors that includes representatives of Sterling Partners, KKR, CPV and Snow Phipps. As a result of such representation, the Wengen Investors control the voting of the shares of Class B common stock held by Wengen in the election of certain directors and may be deemed to share beneficial ownership over the securities beneficially owned by Wengen. Does not include 375,427 shares of Class B common stock subject to proxies given by current and former directors and employees of the Company to Wengen to vote their shares of Class B common stock.

KKR 2006 Fund (Overseas), Limited Partnership and KKR Partners II (International), L.P. hold limited partnership interests in Wengen which relate to approximately 18,311,957 and 762,098 underlying shares of Class B common stock held by Wengen, respectively, and may also be deemed to have voting and investment power over such portion of the Class B common stock owned by Wengen as a result of their ability to direct Wengen with respect to certain voting and disposition of such securities. KKR 2006 Fund (Overseas), Limited Partnership and KKR Partners II (International), L.P. also hold 13,480,107 and 288,021 shares of Class A common stock, respectively. KKR PI-II GP Limited is the general partner of KKR Partners II (International), L.P. KKR Associates 2006 (Overseas), Limited Partnership is the general partner of KKR 2006 Fund (Overseas), Limited Partnership. KKR 2006 Limited is the general partner of KKR Associates 2006 (Overseas), Limited Partnership. KKR Group Partnership L.P. is the sole shareholder of KKR 2006 Limited. KKR Group Holdings Corp. is the general partner of KKR Group Partnership L.P. KKR & Co. Inc. is the sole shareholder of KKR Group Holdings Corp. KKR Management LLP is the Series I preferred stockholder of KKR & Co. Inc. Messrs. Henry R. Kravis and George R. Roberts are the founding partners of KKR Management LLP. In such capacities, each of the entities and individuals referenced in this paragraph may also be deemed to be the beneficial owners having shared voting power and shared investment power with respect to the securities as described above. In the aggregate, and including shares held by Wengen as disclosed in this footnote (5) above, the investment funds affiliated with KKR may be deemed to beneficially own 82,685,821 shares of Class A common stock, which represents, in the aggregate, approximately 42.5% of the outstanding shares of the Class A common stock, calculated pursuant to the rules of the SEC as described in footnote (2) above. The address of each of the persons and entities listed in this paragraph, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, New York 10001. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, California 94025.

Sterling Capital Partners II, L.P., Sterling Capital Partners III, L.P., SP L Affiliate, LLC, Sterling Laureate Executives Fund, L.P., Sterling Laureate, L.P., Sterling Laureate Rollover, L.P., Douglas L. Becker, Steven M. Taslitz and certain of their respective affiliates hold limited partnership interests in Wengen which collectively relate to approximately 5,942,807 underlying shares of Class B common stock held by Wengen, and may also be deemed to have voting and investment power over their respective pro rata shares of such portion of the Class B common stock owned by Wengen as a result of their respective abilities to direct Wengen with respect to certain voting and disposition of such securities. These underlying shares of Class B common stock do not include shares of Class B common stock allocable to limited partnership interests in Wengen held by certain investment vehicles that are managed on behalf of persons not affiliated with Sterling Partners, which investment vehicles, although managed by Sterling related entities, pass through rights with respect to the voting and disposition of the underlying shares of the Company to the investors in such vehicles. SC Partners II, L.P. is the sole general partner of Sterling Capital Partners II, L.P., and Sterling Capital Partners II, LLC is the sole general partner of SC Partners II, L.P. SC Partners III, L.P. is the sole general partner of Sterling Capital Partners III, L.P., and Sterling Capital Partners III, LLC is the sole general partner of SC Partners III, L.P. SP L Management III, LLC is the sole general partner of Sterling Laureate, L.P. SP L Management IV, LLC is the sole general partner of Sterling Laureate Executives Fund, L.P. SP L Management V, LLC is the sole general partner of Sterling Laureate Rollover, L.P. SP L Parent, LLC is the sole general partner of each of Sterling Management III, LLC, Sterling Management IV, LLC and Sterling Management V, LLC. Sterling Capital Partners II, LLC, Sterling Capital Partners III, LLC, SP L Affiliate, LLC and SP L Parent, LLC are managed by Messrs. Taslitz and Becker and R. Christopher Hoehn Saric. Mr. Taslitz and another representative of Sterling serve on the board of directors of the general partner of Wengen. Each of the aforementioned entities and individuals may also be deemed to be the beneficial owners having voting power and/or investment power with respect to securities of the Company owned directly by Wengen as described above, except that Mr. Becker does not exercise any voting or investment power with respect to such securities (other than any securities of the Company attributable to the limited partnership interests in Wengen held by SP L Affiliate, LLC). Such funds and individuals affiliated with Sterling Partners may be deemed to beneficially own 941,824 shares of Class B common stock excluding shares held by Wengen (including 802,211 shares of Class B common stock issuable upon the exercise of vested options issued to Mr. Becker (the “Becker Option”)), all of which are convertible into shares of Class A common stock In the aggregate, and including shares held by Wengen as disclosed in this footnote (5) above, funds and individuals affiliated with Sterling Partners may be deemed to beneficially own 71,391,604 shares of Class A common stock (including the Becker Option), which represents, in the aggregate, approximately 37% of the outstanding shares of the Class A common stock, calculated pursuant to the rules of the SEC as described in footnote (2) above. The business address of each of the persons and entities listed in this footnote is c/o Sterling Partners, 401 N. Michigan Avenue, Suite 3300, Chicago, Illinois 60611.

CPV has investment management authority over an investment fund that holds, directly and indirectly, limited partnership interests in Wengen which collectively relate to approximately 12,796,782 underlying shares of Class B common stock held by Wengen. CPV may also be deemed to have voting and investment power over such portion of the Class B common stock owned by Wengen as a result of its ability to direct Wengen with respect to certain voting and disposition of such securities. CPV also beneficially owns 3,215,056 shares of Class A common stock, including 15,864 shares of Class A common stock that were issued pursuant to the Company’s non-employee director compensation program. Steven A. Cohen is the senior managing member of CPV. In such capacity, Steven A. Cohen may also be deemed to be the beneficial owner having shared voting power and shared investment power with respect to the securities as described above. In the aggregate, and including shares held by Wengen as disclosed in this footnote (5) above, CPV and Steven A. Cohen may be deemed to beneficially own 72,132,749 shares of Class A common stock, which represents, in the aggregate, approximately 37.1% of the outstanding shares of the Class A common stock, calculated pursuant to the rules of the SEC as described in footnote (2) above. The address of CPV is 55 Hudson Yards, New York, New York 10001. The address of Steven A. Cohen is 72 Cummings Point Road, Stamford, Connecticut 06902.

Snow Phipps Group, L.P., SPG Co-Investment, L.P., Snow Phipps Group (B), L.P., Snow Phipps Group (Offshore), L.P., and Snow Phipps Group (RPV), L.P. hold limited partnership interests in Wengen which relate to approximately 2,584,865, 13,986, 24,832, 83,547, and 134,604 underlying shares of Class B common stock held by Wengen, respectively, for an aggregate of 2,841,834 shares, and may also be deemed to have voting and investment power over such portion of the Class B common stock owned by Wengen as a result of their ability to direct Wengen with respect to certain voting and disposition of such securities. Snow Phipps Group, L.P., Snow Phipps Group (B), L.P., Snow Phipps Group (Offshore), L.P., Snow Phipps Group (RPV), L.P. and SPG Co Investment L.P. also beneficially own, in aggregate among them, 2,087,778 shares of Class A common stock. SPG GP, LLC is the general partner of Snow Phipps Group (Offshore), L.P., Snow Phipps Group (B), L.P., Snow Phipps Group, L.P., Snow Phipps Group (RPV), L.P., and SPG Co-Investment, L.P. Ian Snow is the sole managing member of SGP GP, LLC. In such capacities, each of the entities and the individual referenced in this paragraph may also be deemed to be the beneficial owners having shared voting power and shared investment power with respect to the securities as described above. The address of each of the persons and entities listed in this paragraph is 667 Madison Avenue, 10th Floor, New York, New York, 10065.

Information regarding the beneficial ownership of shares of our Class A common stock by any additional selling stockholder, the number of shares of our Class A common stock being offered by such selling stockholder and the number of shares of our Class A common stock beneficially owned by such selling stockholder after the applicable offering, where applicable, will be set forth in a prospectus supplement or in an amendment to the registration statement of which this prospectus is a part.

PLAN OF DISTRIBUTION

We and/or any selling stockholder may sell the shares of our Class A common stock covered by this prospectus from time to time in one or more offerings. Registration of the shares of our Class A common stock covered by this prospectus does not mean, however, that such shares will necessarily be offered or sold.

We and/or any selling stockholder may sell shares of our Class A common stock by any means permitted by law, including but not limited to the following:

•	through one or more underwriters or dealers in a public offering and sale by them, whether individually or through an underwriting syndicate led by one or more managing underwriters;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;

•

through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	exchange distributions and/or secondary distributions;

•	by delayed delivery contracts or by remarketing firms;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or

•	through a combination of any of these methods of sale.

We and/or any selling stockholder may sell shares of our Class A common stock from time to time in one or more transactions:

•	in negotiated transactions;

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

We and/or any selling stockholder may sell shares of our Class A common stock:

•	on a national securities exchange;

•	in the over-the-counter market; or

•	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

Each accompanying prospectus supplement will state the terms of the offering of shares of our Class A common stock, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such shares and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such shares may be listed.

If underwriters are used in the sale of any shares of our Class A common stock, such shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. Shares of our Class A common stock may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. We may use underwriters with whom we have a material relationship. As applicable, we will describe in each accompanying prospectus supplement the name of the underwriter(s) and the nature of any such relationship(s).

If a dealer is used in an offering of securities, the dealer may purchase the securities, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale.

Shares of our Class A common stock may be sold directly or through agents designated from time to time. We will name any agent involved in the offering and sale of such shares and we will describe any commissions paid to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

Underwriters who participate in the distribution of shares of our Class A common stock may be granted an option to purchase additional shares of our Class A common stock in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each accompanying prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In connection with sales of the shares of our Class A common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of our Class A common stock short and the selling stockholders may deliver shares of Class A common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Class A common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act as permitted by that rule, Section 4(a)(1) under the Securities Act, if available, or any other exemption from the registration requirements that become available, rather than under this prospectus.

Any shares of our Class A common stock sold pursuant to this prospectus or any accompanying prospectus supplement will be listed for trading on The Nasdaq Global Select Market or other principal market for shares of our Class A common stock.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

Underwriters, broker-dealers or agents who may become involved in the sale of shares of our Class A common stock may engage in transactions with, and perform other services for, us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

The legality of the issuance of the shares of our Class A common stock being offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. The legality of the shares of our Class A common stock will be passed upon by counsel for any underwriters, dealers or agents as may be specified in each accompanying prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us:

1.

our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February  25, 2021, including portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 16, 2021, relating to our 2021 Annual Meeting of Stockholders to be held on May 26, 2021, to the extent incorporated by reference into such Annual Report on Form 10-K;

2.	our Current Reports on Form 8-K filed with the SEC on February 25, 2021 (Item 5.02); March 17, 2021, March 18, 2021 and March 31, 2021; and

3.	the description of our Class A common stock contained in our registration statement on Form 8-A filed with the SEC on January 31, 2017.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions on or after the date of this prospectus until the earlier of the date on which all of the shares of our Class A common stock registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Items 2.02 or 7.01 of Form 8-K.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Laureate

Education, Inc., 650 S. Exeter Street, Baltimore, Maryland 21202, (410) 843-6100, Attn: Corporate Secretary. We have not authorized anyone to provide to you any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. All of our filings with the SEC are available free of charge to shareholders and other interested parties through the “Investor Relations” portion of our website at http://investors.laureate.net as soon as reasonably practical after they are filed with the SEC. Information contained on, or accessible through, our website is not, and you must not consider the information to be, a part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated by reference herein or therein.

All of our filings with the SEC also are available to the public at the SEC’s website at http://www.sec.gov.

We have filed with the SEC a Registration Statement on Form S-3 with respect to the shares of our Class A common stock offered hereby. This prospectus does not contain all of the information set forth in such Registration Statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and to the shares of our Class A common stock offered hereby, reference is made to such Registration Statement.

32,842,183 Shares

Common Stock

Joint Book-Running Managers

Goldman Sachs & Co. LLC		BTIG
Loop Capital Markets	Morgan Stanley	BMO Capital Markets	Mizuho

Co-Managers

Academy Securities	AmeriVet Securities	Blaylock Van, LLC	Cabrera Capital Markets LLC
Ramirez & Co., Inc.	Roberts & Ryan	Telsey Advisory Group LLC	Tigress Financial Partners